Exhibit 99.1

SEPARATION AGREEMENT AND MUTUAL RELEASE

This SEPARATION AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is made and entered into between Mark D. Johnsrud (hereinafter referred to as “Employee”), who currently resides in the State of North Dakota, and Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company”). Employee and the Company are also referred to herein individually as a “Party” and collectively as the “Parties”. Unless otherwise specified, capitalized terms have the meanings set forth herein, but if not defined in this Agreement, then capitalized terms shall have the meaning given to them in the Employment Agreement. This Agreement is made in light of the following:

RECITALS:

WHEREAS, the Parties are entering into this Agreement as consideration in exchange for Employee’s waiver of claims against the Company Released Parties (as defined below), Employee’s and the Company’s compliance with other terms and conditions of this Agreement and Employee’s Amended and Restated Employment Agreement dated and effective as of April 28, 2017, by and between the Company and Employee, as may be amended, restated or supplemented (the “Employment Agreement”), and the Company’s waiver of claims against the Employee Released Parties (as defined below);

WHEREAS, upon the effectiveness of this Agreement, both Parties agree to comply with their respective obligations described herein;

WHEREAS, the Parties hereby agree to settle and resolve any and all claims, known or unknown, which could be raised by the other now or in the future arising out of Employee’s employment with and separation from employment with the Company; and

WHEREAS, Employee and the Company have agreed to enter into this Agreement, which the Parties acknowledge and agree are to their mutual benefit.

NOW, THEREFORE, in consideration of the above recitals and the mutual promises made herein, the Parties hereby agree as follows:

1.    Separation from Employment. The Parties acknowledge and agree that Employee’s employment with the Company and its affiliates shall cease on March 2, 2018 (the “Separation Date”). The Parties further acknowledge and agree that, as of the Separation Date, Employee (a) shall cease to be an officer of the Company, (b) shall cease to be an officer of each of the Company’s affiliates, (c) shall cease to serve on the Board of Directors of the Company, and (d) shall cease to serve on the board of directors, board of managers, or similar governing body of each of the Company’s affiliates and any other corporation, limited liability company, or other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Employee serves, or previously served, as the designee or other representative of the Company or any of its affiliates. Employee stipulates that he has received all required notice of his separation from employment with the Company and hereby waives any requirement, pursuant to the Employment Agreement or otherwise, for the provision by the Company or any other Company Released Party to Employee of any written notice of termination or other notice of the termination of Employee’s employment by the Company or any other Company Released Party or the passage of any time period following the delivery of any such notice prior to the Separation Date.

2.    Separation Benefits.

A.    Until the Separation Date, (i) the Company shall continue to pay the Employee’s base salary at the rate currently in effect as of the date of this Agreement, and (ii) Employee shall continue to be entitled to participate in the Company’s benefit plans.

B.    If Employee: (i) executes this Agreement and returns it to the Company so that it is received by the Company, care of Joseph M. Crabb, 14624 N. Scottsdale Road, Suite 300, Scottsdale, AZ 85254 (e-mail: joe.crabb@nuverra.com) on or before March 23, 2018; (ii) does not revoke his acceptance of this Agreement pursuant to Section 9.A. below and (iii) abides by his obligations under Sections 10 and 11 of the Employment Agreement and his obligations under this Agreement, then provided that Employee satisfies the other terms and conditions set forth in this Agreement, the Company will provide Employee with the following payments, benefits and consideration (collectively, the “Separation Benefits”):

i.    Continued payment of Employee’s base salary at the rate currently in effect as of the date of this Agreement that Employee would have received if Employee had remained employed from the Separation Date through April 28, 2020, in a total amount equal to $1,516,667, which shall be paid bi-weekly in accordance with the Company’s usual payroll practice;

ii.    Continued payment of Employee’s annual bonuses for calendar years 2018 and 2019 that Employee would have received if Employee had remained employed from the Separation Date through April 28, 2020, in a total amount equal to $1,400,000, which shall be paid in two equal installments of $700,000 each, the first paid on March 15, 2019 and the second paid on March 15, 2020;

iii.    During the period (i) beginning on the Separation Date and ending on the last day of the 18th calendar month following the Separation Date (the “COBRA End Date”), if Employee timely and properly elects continuation coverage under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Employee an amount equal to the difference, grossed up to make Employee whole on an after tax basis, between the monthly amount Employee pays to effect and continue coverage for Employee and Employee’s spouse and eligible dependents, if any, under the Company’s group health plans pursuant to COBRA, and the monthly contribution amount that active similarly situated employees of the Company pay for the same or similar coverage under the Company’s group health plans (such difference, the “COBRA Reimbursement Amount”) and (ii) beginning on the day following the COBRA End Date and ending on April 30, 2020, the Company shall make available to Employee substantially similar coverage through an arrangement of the Employee’s choice and shall continue to reimburse Employee for the COBRA Reimbursement Amount. Each payment of the COBRA Reimbursement Amount shall be paid to Employee on the Company’s first regularly scheduled pay date in the calendar month immediately following the calendar month in which Employee submits to the Company documentation of the applicable premium payment having been paid by Employee, which documentation shall be submitted by Employee to the Company within thirty (30) days following the date on which the applicable premium payment is paid. Employee shall be eligible to receive such reimbursement payments until April 30, 2020; provided, however, that the election of COBRA continuation coverage and the payment of any premiums due with respect to such COBRA continuation coverage or other coverage made available by the Company shall remain Employee’s sole responsibility, and the Company shall not assume any obligation for payment of any such premiums; provided further, however, that if payment of the COBRA Reimbursement Amount cannot be provided to Employee without subjecting the Company to sanctions imposed pursuant to Section 2716 of the Patient Protection and Affordable Care Act of 2010, and the related regulations and guidance promulgated thereunder, or otherwise causing the Company to incur a penalty, tax or other adverse impact on the Company, then the Company and Employee shall negotiate in good faith to determine an alternative manner in which the Company may provide a substantially equivalent benefit to Employee without such adverse impact on the Company;

iv.    Employee shall vest in the following: (a) 354,412 unvested restricted stock units subject to time-based vesting that were granted on February 22, 2018, and the shares of common stock underlying such restricted stock units shall be delivered to Employee no later than March 9, 2018; and (b) 708,822 unvested stock options that were granted on February 22, 2018, which stock options will remain exercisable through the first anniversary of the Separation Date; and

v.    Employee shall continue to hold 88,603 restricted stock units subject to performance-based vesting that were granted on February 22, 2018 and have a performance period that began on January 1, 2018 and ends on June 30, 2018 and such restricted stock units will be eligible to vest, if at all, and be settled based on actual performance achieved at the end of the performance period.

C.    The Separation Benefits represent the entirety of the payments, benefits and consideration Employee is entitled to receive and shall be in full satisfaction of any payments, benefits and consideration to which Employee may be eligible to receive under the Employment Agreement in connection with, or as a result of, Employee’s separation from employment with the Company. For the avoidance of doubt, any unvested equity awards held by Employee immediately prior to the Separation Date that do not vest or remain outstanding pursuant to the foregoing shall be forfeited and shall terminate automatically without further action by the Company on the Separation Date.

D.    Upon a Change of Control (as defined in the Employment Agreement), the Separation Benefits set forth in Sections 2.B.i., and 2.B.ii. and iii. shall accelerate and become immediately due and payable to Employee in full to the extent it does not result in the imposition of penalty taxes under Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury regulations relating thereto (collectively, “Section 409A”). In the event acceleration would result in the imposition of penalty taxes under Section 409A, such Separation Benefits will remain payable as set forth in Sections 2.B.i., ii. and iii.

E.    If the Company fails to timely pay or provide any of the Separation Benefits as specifically enumerated above in Section 2.B., then Sections 10 and 11 of the

Employment Agreement shall automatically terminate and be of no further force or effect and Employee shall be completely relieved of the duty to comply with Sections 10 and 11 of the Employment Agreement, subject to the notice and cure provisions in Section 8(g) of the Employment Agreement. For purposes of this Section 2.E., the Company shall be deemed to have failed to timely pay the amounts in Section 2.B.i. if the Company’s payment of Employee’s base salary is more than one pay period after any regularly scheduled bi-weekly pay period.

F.    The Company shall deliver the shares of common stock underlying Employee’s 177,206 restricted stock units which vested on February 22, 2018 to Employee no later than March 9, 2018.

3.    Employee Release of Claims and Consideration; Employee Acknowledgments.

A.    In consideration of Employee’s receipt of the Separation Benefits, Employee hereby covenants that Employee for himself, and for his dependents, heirs, attorneys, agents, spouse, representatives and assigns of each of them (collectively, the “Employee Released Parties”), hereby waives, releases and forever discharges the Company, each of their respective direct and indirect parents, subsidiaries, affiliated companies or related companies, as well as their past and present officers, directors and employees, stockholders, agents, servants, insurers, representatives, and attorneys, and the predecessors, successors, heirs and assigns of each of them (collectively, the “Company Released Parties”), from any and all rights, grievances, claims, counterclaims, disputes, judgments, demands, causes of action, obligations, damages and/or liabilities of any nature whatsoever, whether known or unknown, suspected or claimed, disclosed or undisclosed, existing or contingent, at law or in equity, which Employee ever had, now has, or claims to have against the Company Released Parties, by reason of any act or omission including, without limiting the generality of the foregoing, (i) any act, cause, matter or thing stated, claimed or alleged, or which was or which could have been alleged in any manner against the Company Released Parties prior to the date Employee executes this Agreement, and (ii) all claims for any payment, benefit or consideration under the Employment Agreement (except as provided otherwise in this Agreement). Employee understands and agrees that this Agreement will release the Company from all claims arising under any form of law, including, but not limited to, claims arising under any state or federal statute, constitutional provision, common law, executive order, or agency regulation up to the date Employee executes this Agreement.

B.    By executing this Agreement, Employee acknowledges and intends that it shall be effective as a bar to each and every one of the claims hereinabove mentioned or implied. Employee expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims), if any, as well as those relating to any other claims hereinabove mentioned or implied. Employee acknowledges and agrees that this waiver is an essential and material term of this Agreement and that without such waiver the Company would not have agreed to the terms of this Agreement. This release includes, but is not limited to, any claims of wrongful employment actions, discrimination (based on age or any other factor), including, but not limited to, claims brought under the Employee Retirement Income Security Act (except for vested benefits), Age Discrimination in Employment Act of 1967, Older Workers Benefit Protection Act of 1992, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, Genetic Information Nondiscrimination Act (“GINA”), the Fair Labor Standards Act, Americans with Disabilities Act, Family and Medical Leave Act, Fair Credit Reporting Act, Sarbanes-Oxley Act, the Arizona Civil Rights Act, the Arizona Employment Protection Act, the Arizona wage payment laws, retaliation, slander, intentional and/or negligent infliction of emotional distress, mental anguish, breach of any implied covenant of good faith and fair dealing, negligent training or supervision, conspiracy, or any other alleged unlawful or wrongful conduct, whether arising under any federal or state statutes, regulation or the common law (contract, tort or other) of any jurisdiction.

C.    Notwithstanding the release of liability contained herein, nothing in this Agreement prevents Employee from filing any claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission, National Labor Relations Board, Occupational Safety and Health Administration, Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) or any other federal, state or local governmental agency, authority or commission (each, a “Governmental Agency”) or participating in any investigation or proceeding conducted by any Governmental Agency. Employee understands that this Agreement does not limit Employee’s ability to communicate with any Governmental Agency or otherwise participate in any investigation or proceeding that may be conducted by any Governmental Agency (including by providing documents or other information to a Governmental Agency) without notice to the Company or any other Company Released Party. This Agreement does not limit Employee’s right to receive an award from a Governmental Agency for information provided to a Governmental Agency.

D.    Employee does not release (i) any claims to receive the Separation Benefits as specifically enumerated above in Section 2.B. or (ii) any claims that cannot be released in a private settlement agreement. Employee reserves his right to enforce this Agreement. The Parties recognize and agree that they entered into the Employment Agreement, a copy of which is attached as Exhibit A and is incorporated herein by reference.

E.    Employee has fully informed himself of the terms, contents, conditions and effects of this Agreement. Employee was provided this Agreement on March 2, 2018 and has been given at least twenty-one (21) days to consider this Agreement before executing it and delivering it to the Company. Employee has been advised that Employee may consult with an attorney prior to executing this Agreement. Employee represents and warrants that Employee is of sound mind and otherwise competent to execute this Agreement.

4.    Company Release of Claims and Consideration.

A.    Except as set forth in the second sentence of this Section 4.A., the Company, in return for Employee signing this Agreement, hereby mutually releases and covenants that the Company for itself and for the Company Released Parties hereby waives, releases and forever discharges Employee and the Employee Released Parties from any and all rights, grievances, claims, counterclaims, disputes, judgments, demands, causes of action, obligations, damages and/or liabilities of any nature whatsoever, whether known or unknown, suspected or claimed, disclosed or undisclosed, existing or contingent, at law or in equity, which the Company ever had, now has, or claims to have against the Employee Released Parties. Excluded from this Agreement are (i) claims arising from material facts or events that Employee concealed from the board of directors of the Company, (ii) claims arising from acts of fraud by Employee and (iii) claims which cannot be waived or released as a matter of law.

B.    The Company acknowledges and agrees that its waivers are an essential and material term of this Agreement and that without such waiver Employee would not have agreed to the terms of this Agreement.

C.    By executing this Agreement, the Company acknowledges and intends that it shall be effective as a bar to each and every one of the claims hereinabove mentioned or implied. The Company expressly consents that this Agreement shall be given full force and effect according to each and all of its express terms and provisions

5.    Satisfaction of Severance Obligations; Receipt of Leaves, Bonuses and Other Compensation. Employee acknowledges and agrees that he has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation, and other sums that he has been owed or ever could be owed by the Company and each Company Released Party (with the exception of any Separation Benefits to which Employee may be entitled). Employee further acknowledges and agrees that he has received or has waived all leaves (paid and unpaid) that he has been entitled to receive from each Company Released Party. Except as otherwise provided in Section 3, this Agreement extinguishes all rights, if any, that Employee may have and ever could have, contractual or otherwise, relating to or arising out of his employment or his separation from employment. The Parties agree that this Agreement is not intended to (i) adversely affect, in any way, Employee’s vested 401(k) retirement plan benefits or (ii) adversely affect Employee’s ability to enforce the provisions of this Agreement in the future.

6.    Third-Party Beneficiaries. The Company Released Parties and Employee Released Parties are intended to be third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.

7.    Construction; Governing Law and Venue. The provisions of Sections 18 and 20 of the Employment Agreement are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein. This Agreement shall be interpreted and construed in accord with, and shall be governed by, the laws of the State of Arizona. Any action brought to enforce or interpret the terms of this Agreement must be brought in a court of competent jurisdiction in Maricopa County, Arizona. THE PARTIES WAIVE THEIR RIGHT TO A TRIAL BY JURY AND AGREE THAT ALL ISSUES INVOLVING ANY DISPUTE REGARDING THIS RELEASE SHALL BE HEARD AND DETERMINED BY A JUDGE.

8.    Entire Agreement; Amendment. In making this Agreement, no promises or representations of any kind have been made to Employee by the Company Released Parties or to the Company by the Employee Released Parties, in each case, or anyone acting for them except as is expressly stated in this Agreement. This Agreement and, as specifically referenced herein, the Employment Agreement, constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between Employee and the Company or any Company Released Party with regard to the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Parties.

9.    Mutual Acknowledgements

A.    Employee and the Company acknowledge that Employee has seven (7) days following the execution of this Agreement to revoke the delivery (and, therefore, the effectiveness) of this Agreement (“Revocation Period”). Any such revocation by Employee must be in writing and received by the Company in the manner set forth in Section 2.B. above on or before 5:00 p.m. MT on the seventh (7th) calendar day after Employee has executed this Agreement. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 3.A. and 3.B. and Section 4.A. above will be of no force or effect, Employee will not receive the Separation Benefits and the remainder of this Agreement will be null and void.

B.    The Parties mutually agree that neither this Agreement, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at any time to be an admission by the Company, the Company Released Parties, the Employee Released Parties or Employee of any improper or unlawful conduct.

C.    The Company and Employee agree that this Agreement is executed voluntarily and without any duress or undue influence on the part of, or on behalf of the Parties hereto, with the full intent of releasing all claims. The Parties further acknowledge that they have read this Agreement, understand the terms and consequences of this Agreement and of the releases it contains and that they are fully aware of the legal and binding effect of this Agreement.

10.    Affirmation of Restrictive Covenants. Employee acknowledges and agrees that in connection with his employment with the Company, he has obtained “Confidential Information and Trade Secrets” (as defined in the Employment Agreement) and that he has continuing obligations to the Company and its affiliates pursuant to Sections 10 and 11 of the Employment Agreement. In entering into this Agreement, Employee acknowledges the validity, binding effect and enforceability in all respects of Sections 10 and 11 of the Employment Agreement and expressly reaffirms his commitment to abide by the terms thereof, notwithstanding Employee’s separation from employment with the Company; provided however, and notwithstanding the above, the Company acknowledges and agrees that the enforceability of Sections 10 and 11 of the Employment Agreement against Employee is subject to the Company’s performance of the Company’s obligations under this Agreement, so that if the Company fails to timely pay or provide all Separation Benefits, then Sections 10 and 11 of the Employment Agreement shall automatically terminate and be of no further force or effect and Employee shall be completely relieved of the duty to comply with Sections 10 and 11 of the Employment Agreement, subject to the notice and cure provisions in Section 8(g) of the Employment Agreement.

11.    Covenant to Cooperate in Legal Proceedings. Employee and Company agree to cooperate in good faith with and provide reasonable assistance to the other, upon reasonable request, with respect to the defense or prosecution of any litigation, investigation or other legal proceeding involving any of the Company Released Parties, the Employee Released Parties or their respective affiliates.

12.    Representation About Claims. Employee represents and warrants that as of the date on which Employee signs this Agreement, he has not filed any claims, complaints, charges, or lawsuits against any of the Company Released Parties with any governmental agency or with any state or federal court or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which Employee signs this Agreement. Employee further represents and warrants that he has not made any assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any of the Company Released Parties with respect to any claims released pursuant to this Agreement. The Company represents and warrants that as of the date on which the Company signs this Agreement, the Company has not filed any claims, complaints, charges, or lawsuits against any of the Employee Released Parties with any governmental agency or with any state or federal court or arbitrator for or with respect to a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the date on which the Company signs this Agreement. The Company further represents and warrants that the Company has not made any assignment, sale, delivery, transfer or conveyance of any rights the Company has asserted or may have against any of the Employee Released Parties with respect to any claims released pursuant to this Agreement.

13.    Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

14.    Severability. The Parties hereby agree that any term or provision of this Agreement (or portion thereof) that renders such term or provision (or portion thereof) or any other term or provision (or portion thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

15.    Withholding. The Company may withhold from all payments made pursuant to this Agreement all federal, state, local and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.

16.    Return of Property. Employee represents and warrants that he has returned to the Company all property belonging to the Company and any other Company Released Party, including all computer files and other electronically stored information, client materials, electronically stored information, and other materials provided to Employee by the Company or any other Company Released Party in the course of his employment and Employee further represents and warrants that he has not maintained a copy of any such materials in any form; provided that, for the avoidance of doubt, Employee and the Company acknowledge and agree that Employee shall be entitled to retain any property that Employee and the Company determine in good faith was not purchased by the Company or any other Company Released Party and is not otherwise owned by the Company or any other Company Released Party.

17.    Further Assurances. Each party shall, and shall cause their affiliates, representatives and agents to, from time to time at the reasonable request of the other party and without any additional consideration, furnish the other party with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the reasonable discretion of the other party, to carry out the provisions of this Agreement.

18.    Section 409A. It is intended that any amounts payable under this Agreement and the Company’s and Employee’s exercise of authority or discretion hereunder shall comply with the provisions of Section 409A or an exemption therefrom and this Agreement shall be construed and administered in accordance with such intent. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement shall only be made if Employee’s separation from employment constitutes a “separation from service” under Section 409A. Any reimbursement of business expenses made under this Agreement shall be made by the Company upon or as soon as practicable following receipt of timely documentation from Employee, but in no event later than the close of Employee’s taxable year following the taxable year in which the expense is incurred by Employee. Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall the Company or any Company Released Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer thereof and Employee has executed this Agreement, in each case, as of the dates set forth beneath their signature blocks below, effective for all purposes as provided above.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC. for, and on behalf of, all COMPANY RELEASED PARTIES

/s/ Mark D. Johnsrud	By:	/s/ Joseph M. Crabb
EMPLOYEE for, and on behalf of, all EMPLOYEE RELEASED PARTIES		Joseph M. Crabb
an Authorized Agent for all COMPANY RELEASED PARTIES

March 2, 2018		March 2, 2018
Date		Date

SIGNATURE PAGE TO

SEPARATION AGREEMENT AND MUTUAL RELEASE

EXHIBIT A

Employment Agreement

Attached.

Exhibit A